Exhibit 21.1
List of Subsidiaries of Intrexon Corporation

Domestic
ActoBio Therapeutics, Inc.	Delaware
ActoBio Therapeutics Holdings, Inc.	Delaware
AquaBounty Farms, Inc.	Delaware
AquaBounty Farms Indiana LLC	Delaware
AquaBounty Technologies, Inc.	Delaware
Biological & Popular Culture, Inc.	Delaware
CRS Bio, Inc.	Delaware
EnviroFlight, LLC	Delaware
Exemplar Genetics, LLC	Iowa
Fruit Orchard Holdings, Inc.	Delaware
Genomatix, Inc.	Delaware
Genten Therapeutics, Inc.	Delaware
GenVec LLC	Delaware
ILH Holdings, Inc.	Delaware
Intrexon AB, Co.	Delaware
Intrexon CEU, Inc.	Delaware
Intrexon Crop Protection, Inc.	Virginia
Intrexon EF Holdings, Inc.	Delaware
Intrexon Energy Partners, LLC	Delaware
Intrexon Energy Partners II, LLC	Delaware
Intrexon Environmental Medicine Partners, LLC	Delaware
Intrexon Produce Holdings, Inc.	Delaware
Intrexon T1D Partners, LLC	Delaware
Intrexon UK Holdings, Inc.	Delaware
MabLogix, LLC	Delaware
OvaXon, LLC	Delaware
Precigen, Inc.	Delaware
ProGentus, L.C.	Iowa
Relieve Genetics, Inc.	Delaware
Trans Ova Genetics, L.C.	Iowa
Unicell Bio International, LLC	Delaware
ViaGen, L.C.	Iowa
Xogenex LLC	Delaware
XON Cells, Inc.	Nevada
International
ActoBio Laboratories Belgium BVBA (besloten vennootschap met beperkte aansprakelijkheid)	Belgium
AQUA Bounty Canada Inc.	Canada
Aqua Bounty Farms Chile Limitada	Chile
AquaBounty Brasil Participações Ltda.	Brazil
AquaBounty Panama, S. de R.L.	Panama
ER Cell LLC	Russia

Fruit Orchard Holdings Mexico	Mexico
Intrexon ActoBiotics NV (naamloze vennootschap)	Belgium
Intrexon BioInformatics Germany GmbH	Germany
Intrexon Laboratories Hungary, KFT (korlátolt felelõsségû társaság)	Hungary
Intrexon Labs Canada, Inc.	Canada
Intrexon UK Insect Holdings Limited	United Kingdom
Mosquito Technologies Limited Mexico	Mexico
Okanagan Specialty Fruits Inc.	British Columbia
Oxitec, Ltd	United Kingdom
Oxitec Australia Pty, Ltd.	Australia
Oxitec Sdn Bhd	Malaysia
Oxitec Cayman Limited	Cayman Islands
Oxitec (Singapore) PTE. Limited	Singapore
Oxitec do Brasil Tecnologia de Insetos Ltda	Brazil
Precision Biological Innovations SRL	Costa Rica